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                                                                     EXHIBIT 3.1


                           FIRST AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                       AUTOMOTIVE REALTY TRUST OF AMERICA

         The undersigned, acting as the Trust Managers of a real estate investment trust organized under the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"), hereby adopt the following First Amended and Restated Declaration of Trust for such trust, which replaces in its entirety the previously enacted Declaration of such trust. This First Amended and Restated Declaration of Trust was adopted by the shareholders of such Trust on ____ __, 1998, pursuant to the affirmative vote of the holders of at least two-thirds of the outstanding shares of beneficial interest in the Trust.


                                  ARTICLE ONE

         The name of the trust (the "Trust") is "Automotive Realty Trust of America." An assumed name certificate setting forth such name has been filed in the manner prescribed by law.


                                  ARTICLE TWO

         The Trust is formed pursuant to the Texas REIT Act and has the following as its purpose:

                 To purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve real property and interests in real property, and in general, to carry on any other business and do any other acts in connection with the foregoing and to have and exercise all powers conferred by the laws of the State of Texas upon real estate investment trusts formed under the Texas REIT Act, and to do any or all of the things hereinafter set forth to the same extent as natural persons might or could do. The term "real property" and the term "interests in real property" for the purposes stated herein shall not include severed mineral, oil or gas royalty interests.


                                 ARTICLE THREE

         The address of the Trust's principal office and place of business is Campbell Centre II, 8150 N. Central Expressway, Suite 1233, Dallas, Texas 75206.
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                                  ARTICLE FOUR

         The street address of the Trust's registered office is Campbell Centre II, 8150 N. Central Expressway, Suite 1233, Dallas, Texas 75206. The name of the Trust's registered agent at that address is David L. Johnston.


                                  ARTICLE FIVE

         The names and business addresses of the Trust Managers adopting this First Amended and Restated Declaration of Trust (the "Declaration of Trust") are as follows:

 Name                                                          Mailing Address
 ----                                                          ---------------

 Bert Wollen                                          South Tower - Pennzoil Place
                                                      711 Louisiana Street, Suite 2310
                                                      Houston, Texas 77002

 Jack I.  Tompkins                                    South Tower - Pennzoil Place
                                                      711 Louisiana Street, Suite 2310
                                                      Houston, Texas 77002

 David L. Johnston                                    Campbell Centre II
                                                      8150 N. Central Expressway
                                                      Suite 1233
                                                      Dallas, Texas 75206


                                  ARTICLE SIX

         The period of the Trust's duration is perpetual. The Trust may be sooner terminated by the vote of the holders of at least a majority of the outstanding voting Shares (as defined in Article Seven).


                                 ARTICLE SEVEN

         The aggregate number of shares of beneficial interest which the Trust shall have authority to issue is 200,000,000 common shares, no par value per share ("Common Shares"), and 20,000,000 preferred shares, no par value per share ("Preferred Shares"). All of the Common Shares shall be equal in all respects to every other such Common Share, and shall have no preference, conversion, exchange or preemptive rights.


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         Unless otherwise specified, the term "Shares" in this Declaration of
Trust shall be deemed to refer to the Common Shares and, solely to the extent specifically required by law or as specifically provided in any resolution or resolutions of the Trust Managers providing for the issue of any particular series of Preferred Shares, to the Preferred Shares. For purposes of Articles Ten and Nineteen (other than paragraph (j) of Article Nineteen) of this Declaration of Trust, the term Shares shall be deemed to refer to both the Common Shares and the Preferred Shares and, for purposes of such Articles Ten and Nineteen (other than paragraph (j) Article Nineteen), the number of outstanding Shares shall be deemed to be equal to the value of the Trust's outstanding Shares as determined from time to time by resolution of the Trust Managers, such determination to include an allocation of relative value among the Common Shares and any outstanding series of Preferred Shares.

         The Trust may issue one or more series of Preferred Shares, each such series to consist of such number of shares as shall be determined by resolution of the Trust Managers creating such series. Each Series of Preferred Shares shall have such designations, preferences, conversion, exchange or other rights, participations, voting powers, options, restrictions, limitations, special rights or relations, limitations as to dividends, qualifications or terms, or conditions of redemption thereof, as shall be stated and expressed by the Trust Managers in the resolution or resolutions providing for the issuance of such series of Preferred Shares pursuant to the authority to do so which is hereby expressly vested in the Trust Managers.

         Except as otherwise specifically provided in any resolution or resolutions of the Trust Managers providing for the issue of any particular series of Preferred Shares, the number of shares of any such series so set forth in such resolution or resolutions may be increased or decreased (but not below the number of shares of such series then outstanding) by a resolution or resolutions likewise adopted by the Trust Managers.

         Except as otherwise specifically provided in any resolution or resolutions of the Trust Managers providing for the issue of any particular series of Preferred Shares, Preferred Shares redeemed or otherwise acquired by the Trust shall assume the status of authorized but unissued Preferred Shares and shall be unclassified as to series and may thereafter, subject to the provisions of this Article Seven and to any restrictions contained in any resolution or resolutions of the Trust Managers providing for the issuance of any such series of Preferred Shares, be reissued in the same manner as other authorized but unissued Preferred Shares.

         Except as otherwise specifically provided in any resolution or resolutions of the Trust Managers providing for the issue of any particular series of Preferred Shares, holders of Preferred Shares shall have no preemptive rights.

         Except as otherwise specifically required by law or this Declaration of Trust or as specifically provided in any resolution or resolutions of the Trust Managers providing for the issuance of any particular series of Preferred Shares, the exclusive voting power of the Trust shall be vested in the





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Common Shares of the Trust.  Each Common Share entitles the holder thereof to one vote at all meetings of the shareholders of the Trust.

                                 ARTICLE EIGHT

         The Trust shall issue Shares for consideration consisting of any tangible or intangible benefit to the Trust, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Trust, such consideration to be determined by the Trust Managers.


                                  ARTICLE NINE

         The Trust Managers shall manage all money and/or property received for the issuance of Shares for the benefit of the shareholders of the Trust.


                                  ARTICLE TEN

         The Trust will not commence business until it has received for the issuance of Shares consideration of at least $1,000 value.


                                 ARTICLE ELEVEN

         The Trust shall not engage in any activities beyond the scope of the purpose of a real estate investment trust formed pursuant to the Texas REIT Act, as such purpose is set forth in Article Two hereof.


                                 ARTICLE TWELVE

         Cumulative voting for the election of Trust Managers is prohibited.


                                ARTICLE THIRTEEN

         (a) The affirmative vote of the holders of not less than 80% of the outstanding Shares, including the affirmative vote of the holders of not less than 50% of the outstanding Shares not owned, directly or indirectly, by any "Related Person" (as hereinafter defined), shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined); provided, however, that the 50% voting requirement referred to above shall not be applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of the





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outstanding Shares; provided further, that neither the 80% voting requirement nor the 50% voting requirement referred to above shall be applicable if:

                 (i) The Trust Managers of the Trust by a vote of not less than 80% of the Trust Managers then holding office (A) have expressly approved in advance the acquisition of Shares that caused the Related Person to become a Related Person or (B) have expressly approved the Business Combination prior to the date on which the Related Person involved in the Business Combination shall have become a Related Person; or

                 (ii) The Business Combination is solely between the Trust and another entity, 100% of the voting stock, shares or comparable interests of which is owned directly or indirectly by the Trust; or

                 (iii) The Business Combination is proposed to be consummated within one year after the consummation of a Fair Tender Offer (as hereinafter defined) by the Related Person in which Business Combination the cash or Fair Market Value (as hereinafter defined) of the property, securities or other consideration to be received per Share by all remaining holders of Shares in the Business Combination is not less than the price offered in the Fair Tender Offer; or

                 (iv) All of conditions (A) through (D) of this subparagraph (iv) shall have been met: (A) if and to the extent permitted by law, the Business Combination is a merger or consolidation, consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or Fair Market Value of the property, securities or other consideration to be received per share by all remaining holders of Shares in the Business Combination is not less than the Fair Price (as hereinafter defined); (B) the consideration to be received by such holders is either cash or, if the Related Person shall have acquired the majority of its holdings of Shares for a form of consideration other than cash, in the same form of consideration with which the Related Person acquired such majority;
         (C) after such person has become a Related Person and prior to consummation of such Business Combination: (1) there shall have been no reduction in the annual per share rate of dividends, if any, paid on the Shares (adjusted as appropriate for recapitalizations and for Share splits, reverse Share splits and Share dividends) except any reduction in such rate that is made proportionately with any decline in the Trust's net income for the period for which such dividends are declared and except as approved by a majority of the Continuing Trust Managers (as hereinafter defined), and (2) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Trust prior to the consummation of such Business Combination (other than in connection with financing a Fair Tender Offer); and (D) a proxy statement that conforms in all respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or the rules or regulations thereunder)





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         shall be mailed to holders of Shares at least 45 days prior to the consummation of the Business Combination for the purpose of soliciting shareholder approval of the Business Combination; or

                 (v) The "Rights" (as defined hereinafter) shall have become exercisable.

         (b) If a person has become a Related Person and within one year after the date (the "Acquisition Date") of the transaction pursuant to which the Related Person became a Related Person (x) a Business Combination meeting all of the requirements of subparagraph (iv) of the proviso to paragraph (a) of this Article Thirteen regarding the applicability of the 80% voting requirement shall not have been consummated and (y) a Fair Tender Offer shall not have been consummated and (z) the Trust shall not have been dissolved and liquidated, then, in such event the beneficial owner of each Share (not including Shares beneficially owned by the Related Person) (each such beneficial owner being hereinafter referred to as a "Holder") shall have the right (individually a "Right" and collectively the "Rights"), which may be exercised subject to the provisions of paragraph (d) of this Article Thirteen, commencing at the opening of business on the one-year anniversary of the Acquisition Date and continuing for a period of 90 days thereafter, subject to extensions as provided in paragraph (d) of this Article Thirteen (the "Exercise Period"), to sell to the Trust on the terms set forth herein one Share upon exercise of such Right. Within five business days after the commencement of the Exercise Period the Trust shall notify the Holders of the commencement of the Exercise Period, specifying therein the terms and conditions for exercise of the Rights. During the Exercise Period, each certificate representing Shares beneficially owned by a Holder (a "Certificate") shall also represent the number of Rights equal to the number of Shares represented thereby and the surrender for transfer of any Certificate shall also constitute the transfer of the Rights represented by such Shares. At 5:00 P.M., Dallas, Texas time, on the last day of the Exercise Period, each Right not exercised shall become void, all rights in respect thereof shall cease as of such time and the Certificates shall no longer represent Rights.

         (c) The purchase price for a Share upon exercise of an accompanying Right shall be equal to the then- applicable Fair Price paid by the Related Person (plus, as an allowance for interest, an amount equal to the prime rate of interest as published in the Wall Street Journal and as in effect from time to time from the Acquisition Date until the date of the payment for such Share but less the amount of any cash and the Fair Market Value of any property or securities distributed with respect to such Shares as dividends or otherwise during such time period), pursuant to the exercise of the Right relating thereto. In the event the Related Person shall have acquired any of its holdings of Shares for a form of consideration other than cash, the value of such other consideration shall be the Fair Market Value thereof.

         (d) Notwithstanding the foregoing in paragraph (b) of this Article Thirteen, the Exercise Period will be deferred in the event (a "Deferral Event") that the Trust is otherwise prohibited under applicable law from repurchasing Shares pursuant to the Rights. In the event the Exercise Period is deferred, or if at any time the Trust reasonably anticipates that a Deferral Event will exist, the Trust will, as soon as reasonably practicable, notify the Holders. If at the end of any fiscal quarter





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during which the Deferral Event ceases to exist, notice shall be given to the
Holders of the commencement of the deferred Exercise Period, which Exercise Period shall commence no sooner than 15 days nor more than 45 days from the date of such notice and which shall continue in effect for a period of time equal in duration to the previously unexpired portion of the Exercise Period. Notwithstanding any other provision of this Declaration of Trust to the contrary, during the Exercise Period (including during the existence of any Deferral Event), neither the Trust nor any subsidiary may declare or pay any dividend or make any distribution on its shares or to its shareholders (other than dividends or distributions payable in its Shares or, in the case of any subsidiary, dividends payable to the Trust) or purchase, redeem or otherwise acquire or retire for value, or permit any subsidiary to purchase or otherwise acquire for value, any Shares of the Trust if, upon giving effect to such dividend, distribution, purchase, redemption, or other acquisition or retirement, the aggregate amount expended for all such purposes (the amount expended for such purposes, if other than in cash, to be determined by a majority of the Continuing Trust Managers, whose determination shall be conclusive) would prejudice the ability of the Trust to satisfy its maximum obligation to purchase Shares upon exercise of the Rights.

         (e) Rights may be exercised upon surrender to the Trust's principal transfer agent (the "Transfer Agent") at its principal office of the Certificate or Certificates evidencing the Shares to be tendered for purchase by the Trust, together with the form on the reverse thereof completed and duly signed in accordance with the instructions thereon. In the event that a Holder shall tender a Certificate which represents greater than the number of Shares which the Holder elects to require the Trust to purchase upon exercise of the Rights, the Holder shall designate on the reverse side of such Certificate the number of Shares to be sold from such Certificate. The Transfer Agent shall thereupon issue a new Certificate or Certificates for the balance of the number of Shares not sold to the Trust, which new Certificate or Certificates shall also represent Rights for an equivalent number of Shares.

         (f)     For the purposes of this Article:

                 (i) The term "Business Combination" shall mean: (A) any merger or consolidation, if and to the extent permitted by law, of the Trust or a subsidiary, with or into a Related Person; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part (as hereinafter defined) of the assets of the Trust and its subsidiaries (taken as a whole) (including, without limitation, any voting securities of a subsidiary) to or with a Related Person; (C) the issuance or transfer by the Trust or a subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the Trust or a subsidiary of the Trust to a Related Person; (D) any reclassification of securities (including any reverse Share split) or recapitalization by the Trust, the effect of which would be to increase the voting power (whether or not currently exercisable) of the Related Person; (E) the adoption of any plan or proposal for the liquidation or dissolution of the Trust proposed by or on behalf of a Related Person which involves any transfer of assets, or any other transaction, in which the Related Person has any direct or indirect interest (except proportionately as a shareholder); (F) any series or combination of transactions





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         having, directly or indirectly, the same or substantially the same effect as any of the foregoing; and (G) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

                 (ii) The term "Continuing Trust Manager' shall mean (x) any Trust Manager of the Trust who is not affiliated with a Related Person and who was a Trust Manager immediately prior to the time that the Related Person became a Related Person, and (y) any other Trust Manager who is not affiliated with the Related Person and is recommended either by a majority of the persons described in clause
         (x) of this subparagraph (ii) or by persons described in this clause
         (y) who are then Trust Managers of the Trust to succeed a person described in either the said clause (x) or clause (y) as a Trust Manager of the Trust.

                 (iii) The term "Fair Market Value" shall mean: (A) in the case of securities, the highest closing sale price during the 30-day period immediately preceding the date in question of such security on the Composite Tape for New York Stock Exchange-listed stocks, or, if such security is not quoted on the Composite Tape on the New York Stock Exchange, or, if such security is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such security is listed, or, if such security is not listed on any such exchange, the highest closing sale price (or if not available, the closing bid quotation) with respect to such security during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such sale price or quotation is available, the fair market value on the date in question of such security as reasonably determined by an independent appraiser selected by a majority of the Continuing Trust Managers (or, if there are no Continuing Trust Managers, by the investment banking firm most recently retained by the Trust) in good faith; and (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as reasonably determined by an independent appraiser selected by a majority of the Continuing Trust Managers (or, if there are no Continuing Trust Managers, by the investment banking firm most recently retained by the Trust) in good faith. In each case hereunder in which an independent appraiser is to be selected to determine Fair Market Value, (1) in the event (x) there are no Continuing Trust Managers, and (y) the investment banking firm most recently retained by the Trust is unable or elects not to serve as such appraiser, or (2) in the event there are Continuing Trust Managers that do not select an independent appraiser within ten days of a request for such appointment made by a Related Person, such independent appraiser may be selected by such Related Person.

                 (iv) The term "Fair Price" shall mean the highest per-share price (which, to the extent not paid in cash, shall equal the Fair Market Value of any other consideration paid), with appropriate adjustments for recapitalizations and for share splits, reverse share splits and share dividends, paid by the Related Person in acquiring any of its holdings of Shares.





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                 (v)      The term "Fair Tender Offer" shall mean a bona fide
         tender offer for all Shares outstanding (and owned by persons other than a Related Person if the tender offer is made by the Related Person), whether or not such offer is conditional upon any minimum number of Shares being tendered, in which the aggregate amount of cash or the Fair Market Value of any securities or other property to be received by all Holders who tender their Shares for each Share so tendered shall be at least equal to the then applicable Fair Price paid by a Related Person or paid by the person making the tender offer if such person is not a Related Person. In the event that at the time such tender offer is commenced the terms and conduct thereof are not directly regulated by Section 14(d) or 13(e) of the Exchange Act and the general rules and regulations promulgated thereunder, then the terms of such tender offer regarding the time such offer is held open and regarding withdrawal rights shall conform in all respects with such terms applicable to tender offers regulated by either of such sections of the Exchange Act. A Fair Tender Offer shall not be deemed to be "consummated" until Shares are purchased and payment in full has been made for all duly tendered Shares.

                 (vi) The term "Related Person" shall mean and include any individual, corporation, partnership or other "person" (as defined in Section 13(d)(3) of the Exchange Act), and the "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person) which individually or together is the "Beneficial Owner" (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of more than 50% of the outstanding Shares, other than the Trust or any employee benefit plan(s) sponsored by the Trust.

                 (vii) The term "Substantial Part" shall mean more than 35% of the book value of the total assets of the Trust and its subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is being made.

                 (viii)   Any person (as such term is defined in paragraph
         (f)(vi)) that has the right to acquire any Shares pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be deemed a Beneficial Owner of such Shares for purposes of determining whether such person, individually or together with its Affiliates and Associates, is a Related Person.

                 (ix) For purposes of paragraph (a)(iii) of this Article Thirteen, the term "other consideration to be received" shall include, without limitation, Shares retained by the Trust's existing public shareholders in the event of a Business Combination in which the Trust is the surviving entity.

         (g) The affirmative vote of the holders of not less than 80% of the outstanding Shares, including the affirmative vote of the holders of not less than 50% of the outstanding Shares not owned, directly or indirectly, by any Related Person (such 50% voting requirement shall not be applicable if such amendment, alteration, change, repeal or rescission is approved by the affirmative





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
vote of not less than 90% of the outstanding Shares) shall be required to amend, alter, change, repeal or rescind, or adopt any provisions inconsistent with, this Article Thirteen.

         (h) The provisions of this Article Thirteen shall be subject to all valid and applicable laws, including, without limitation, the Texas REIT Act, and, in the event this Article Thirteen or any of the provisions hereof are found to be inconsistent with or contrary to any such valid laws, such laws shall be deemed to control, and this Article Thirteen shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.


                                ARTICLE FOURTEEN

         The Trust Managers may from time to time declare, and the Trust may pay, dividends or distributions on its outstanding Shares in cash, in property or in its Shares, except that no dividend or distribution shall be declared or paid when (i) the Trust is unable to pay its debts as they become due in the usual course of its business, or when the payment of such dividend or distribution would result in the Trust being unable to pay its debts as they become due in the usual course of business, or (ii) the amount of the dividend or distribution exceeds the surplus of the Trust, except as set forth in the Texas REIT Act.


                                ARTICLE FIFTEEN

         Upon resolution adopted by the Trust Managers, the Trust shall be entitled to purchase or redeem, directly or indirectly, its own Shares, subject to any limitations of the Texas REIT Act.


                                ARTICLE SIXTEEN

         (a)     In this Article:

                 (i) "Indemnitee" means: (A) any present or former Trust Manager or officer of the Trust; (B) any person who while serving in any of the capacities referred to in clause (A) hereof served at the Trust's request as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise; and (C) any person nominated or designated by (or pursuant to authority granted by) the Trust Managers or any committee thereof to serve in any of the capacities referred to in clauses (A) or (B) hereof.

                 (ii) "Official Capacity" means: (A) when used with respect to a Trust Manager, the office of Trust Manager of the Trust; and (B) when used with respect to a person other than a Trust Manager, the elective or appointive office of the Trust held by such person or





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         the employment or agency relationship undertaken by such person on behalf of the Trust, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                 (iii) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         (b) The Trust shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in paragraph (a)(i) of this Article Sixteen, to the fullest extent that indemnification is permitted by Texas law. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

         (c) Without limitation of paragraph (b) of this Article Sixteen and in addition to the indemnification provided for in paragraph (b) of this Article Sixteen, the Trust shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any proceeding in which he or she is a witness or a named defendant or respondent because he or she served in any of the capacities referred to in paragraph (a)(i) of this Article Sixteen.

         (d) Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Trust at reasonable intervals in advance of the final disposition of such Proceeding after receipt by the Trust of a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that he or she is not entitled to be indemnified by the Trust as authorized in this Article Sixteen. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article Sixteen, the Trust may pay or reimburse expenses incurred by an Indemnitee in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not named a defendant or respondent in the Proceeding.

         (e) The indemnification provided by this Article Sixteen shall (i) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time





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
be entitled under the Trust's Bylaws, any law, agreement or vote of shareholders or disinterested Trust Managers, or otherwise, or under any policy or policies of insurance purchased and maintained by the Trust on behalf of any Indemnitee, both as to action in his or her Official Capacity and as to action in any other capacity, (ii) continue as to a person who has ceased to be in such capacity by reason of which he or she was an Indemnitee with respect to matters arising during the period he or she was in such capacity, and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

         (f) The provisions of this Article Sixteen (i) are for the benefit of, and may be enforced by, each Indemnitee of the Trust, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Trust and such Indemnitee and (ii) constitute a continuing offer to all present and future Indemnitees. The Trust, by its adoption of this Declaration of Trust, (x) acknowledges and agrees that each Indemnitee has relied upon and will continue to rely upon the provisions of this Article Sixteen in becoming, and serving in any of the capacities referred to in paragraph (a)(i) of this Article Sixteen, (y) waives reliance upon, and all notice of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his or her right to enforce the provisions of this Article Sixteen in accordance with their terms by any act or failure to act on the part of the Trust.

         (g) No amendment, modification or repeal of this Article Sixteen or any provision of this Article Sixteen shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Trust, nor the obligation of the Trust to indemnify any such Indemnitees, under and in accordance with the provisions of this Article Sixteen as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

         (h) If the indemnification provided in this Article Sixteen is either (i) insufficient to cover all costs and expenses incurred by any Indemnitee as a result of such Indemnitee being made or threatened to be made a defendant or respondent in a Proceeding by reason of his or her holding or having held a position named in paragraph (a)(i) of this Article Sixteen or
(ii) not permitted by Texas law, the Trust shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every Indemnitee with respect to all costs and expenses incurred by such Indemnitee as a result of such Indemnitee being made or threatened to be made a defendant or respondent in a Proceeding by reason of his or her holding or having held a position named in paragraph (a)(i) of this Article Sixteen.

         (i) The indemnification provided by this Article Sixteen shall be subject to all valid and applicable laws, including, without limitation, the Texas REIT Act, and, in the event this Article Sixteen or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, such laws shall be deemed to control and this Article Sixteen shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

                               ARTICLE SEVENTEEN

         No Trust Manager or officer of the Trust shall be liable to the Trust for any act, omission, loss, damage or expense arising from the performance of his or her duties under the Trust save only for his or her own willful misfeasance or malfeasance or negligence. In discharging their duties to the Trust, Trust Managers and officers of the Trust shall be entitled to rely upon experts and other matters as provided in the Texas REIT Act and the Trust's Bylaws.

         This Article Seventeen shall be deemed to incorporate by reference any future amendments to applicable law that further limit or eliminate the personal liability of a Trust Manager or officer of the Trust.

         Any repeal or modification of all or part of this Article Seventeen by the shareholders of the Trust shall not adversely affect any right or protection of a Trust Manager or officer of the Trust existing at the time of such repeal or modification.


                                ARTICLE EIGHTEEN

         The number of Trust Managers may be increased from time to time by the affirmative vote of the majority of the Trust Managers or decreased by the unanimous vote of the Trust Managers. Each Trust Manager shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal.

         A Trust Manager may be removed by the vote of the holders of two-thirds of the outstanding Shares at a special meeting of the shareholders called for such purpose pursuant to the Trust's Bylaws.


                                ARTICLE NINETEEN

         (a) Beginning with the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person may actually, beneficially or constructively own Shares of any class or series with an aggregate value in excess of 9.8% of the aggregate value of all outstanding Shares of such class or series of Shares or more than 9.8% of the number of outstanding Shares of any class or series of Shares (the limitation on the ownership of outstanding Shares is referred to in this Article Nineteen as the "Ownership Limit," and the 9.8% threshold is referred to in this Article Nineteen as the "Percentage Limit"), and no Securities (as hereinafter defined) shall be accepted, purchased or in any manner acquired by any Person if such issuance or transfer would result in that Person's ownership of Shares exceeding the Percentage Limit. For purposes of determining if the Ownership Limit is exceeded by a Person, Convertible Securities (as hereinafter defined) owned by such Person shall be treated as if the Convertible Securities owned by such Person had been converted into Shares as of the date on which there occurs a determination as to whether the Ownership Limit has been exceeded. The Ownership Limit shall not apply (i) to the acquisition of Securities of the Trust by an underwriter in a public offering of Securities of the Trust, or in any transaction involving the issuance of Securities by the Trust, in which a majority of the Trust Managers determines that the underwriter or other Person or party initially acquiring such Securities will timely distribute such Securities to or among others so that, following such distribution, none of such Securities will be Excess Securities (as hereinafter defined), or (ii) to the acquisition of Securities pursuant to an exception made pursuant to paragraph (h) hereof.

         (b) Nothing in this Article Nineteen shall preclude the settlement of any transaction in Securities entered into through the facilities of the New York Stock Exchange. If any Securities are accepted, purchased or in any manner acquired by any Person resulting in a violation of paragraph (a) or (e) hereof, such issuance or transfer shall be valid only with respect to such amount of Securities issued or transferred as does not result in a violation of paragraph (a) or (e) hereof, and such acceptance, purchase or acquisition shall be void ab initio with respect to the amount of Securities that results in a violation of paragraph (a) or (e) hereof (the "Excess Securities"), and the intended transferee of such Excess Securities shall acquire no rights in such Excess Securities except as set forth in paragraph (d) below.

         (c) Each shareholder shall, within ten days of demand by the Trust, disclose to the Trust in writing such information with respect to his, her or its ownership of Shares as the Trust Managers in their discretion deem necessary or appropriate in order that the Trust may fully comply with all provisions of the Internal Revenue Code of 1986, as amended (together with any successor statute, the "Code") relating to REITs and all regulations, rulings and cases promulgated or decided thereunder (the "REIT Provisions") and to comply with the requirements of any taxing authority or governmental agency. All Persons who actually, beneficially or constructively own in excess of 5% (or such lower percentage as required pursuant to Treasury Regulations under the Code) of the Shares must disclose in writing such ownership information to the Trust no later than January 31 of each year.

         (d) The Excess Securities, and the owners thereof, shall have the following characteristics, rights and powers:

                 (i) Upon any purported purchase, sale, exchange, acquisition, disposition or other transfer or upon any change in the capital structure of the Trust (including any redemption of Securities) that results in Excess Securities pursuant to paragraph
         (a) or (e) of this Article Nineteen, such Excess Securities shall be deemed to have been transferred to a trust "Beneficial Trust" for registration in the name of the Trustee (as hereinafter defined) for the exclusive benefit of the Charitable Beneficiary (as hereinafter defined) to whom an interest in such Excess Securities may later be transferred pursuant to subparagraph (d)(v) hereof. Such transfer to a Beneficial Trust shall be effective as of the close of business on the business day prior to the date of the transfer or other change in the capital structure of the Trust. The Trust shall name a Trustee and Charitable Beneficiary of each Beneficial Trust within five days after discovery of the existence thereof. Any such Excess Securities so held in a Beneficial Trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee (as hereinafter defined) (or Purported Beneficial Transferee (as hereinafter defined), if applicable) shall have no rights in such Excess Securities except as provided in this paragraph (d).

                 (ii) The Trustee, as record holder of the Excess Securities, shall be entitled to receive all dividends and distributions as may be declared by the Board of Trust Managers on such Excess Securities, and shall hold such dividends or distributions in trust for the benefit of the Charitable Beneficiary. The Purported Record Transferee (or Purported Beneficial Transferee, if applicable) with respect to the Excess Securities shall repay to the Trustee the amount of any dividends or distributions received by it that (A) are attributable to any Excess Securities and (B) the record date of which was on or after the date on which such shares became Excess Securities. The Trust shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or distribution paid to the Purported Record Transferee (or Purported Beneficial Transferee, if applicable), including, if necessary, withholding any portion of future dividends or distributions payable on Excess Securities beneficially owned or constructively owned by the Person who, but for the provisions of paragraph (d)(i) hereof, would constructively own or beneficially own the Excess Securities; and, as soon as reasonably practicable following the Trust's receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Charitable Beneficiary the dividends so received or withheld, as the case may be.

                 (iii) In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of the Trust (other than a dividend), the Trustee of each Beneficial Trust shall be entitled to receive, ratably with each other holder of Securities of the same class or series, that portion of the assets of the Trust which is available for distribution to the holders of such class and series of Securities. The Trustee shall distribute to the Purported Record Transferee the amounts received upon such liquidation, dissolution, winding up or distribution; provided, however, that the Purported Record Transferee shall not be entitled to receive amounts pursuant to paragraph (d)(iii) hereof in excess of, in the case of a purported transfer in which the Purported Record Transferee gave value for Securities and which transfer resulted in the transfer of Excess Securities to the Beneficial Trust, the price per share or security, if any, that such Purported Record Transferee paid for the Securities and, in the case of a transfer in which the Purported Record Transferee did not give value for such Securities (e.g., if the Securities were received through a gift or devise) and which transfer resulted in the transfer of Excess Securities to the Beneficial Trust, the price per share or security equal to the Market Price (as hereinafter defined) on the date of such transfer. Any remaining amount in such Beneficial Trust shall be distributed to the Charitable Beneficiary.

                 (iv) The Trustee shall be entitled to vote all Excess Securities. Any vote by a Purported Record Transferee as a holder of Shares or Securities prior to the discovery by the

         Trust that the Securities are Excess Securities shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Excess Securities, and the Purported Record Transferee shall be deemed to have given, as of the close of business on the business day prior to the date of the purported transfer that results in the transfer to the Beneficial Trust of Excess Securities under paragraph
         (d)(i) hereof, an irrevocable proxy to the Trustee to vote the Excess Securities in the manner in which the Trustee, in its sole and absolute discretion, desires.

                 (v) The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee (as hereinafter defined) of any Excess Securities. In an orderly fashion so as not materially and adversely to affect the Market Price of the Excess Securities, the Trustee may designate any Person as Permitted Transferee; provided, however, that (A) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale), at a price as set forth in paragraph (d)(vii) hereof, the Excess Securities and (B) the Permitted Transferee so designated may acquire such Excess Securities without such acquisition resulting in a transfer to a Beneficial Trust and the redesignation of such Securities so acquired as Excess Securities under paragraph (d)(i) hereof. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of paragraph (a) or (e) hereof, the Trustee of a Beneficial Trust shall (w) cause to be transferred to the Permitted Transferee that number of Excess Securities acquired by the Permitted Transferee, (x) cause to be recorded on the books of the Trust that the Permitted Transferee is the holder of record of such number of Securities, (y) cause the Excess Securities to be canceled, and (z) distribute to the Charitable Beneficiary any and all amounts held with respect to the Excess Securities after making that payment to the Purported Record Transferee pursuant to paragraph (d)(vi) hereof.

                 (vi) Any Purported Record Transferee shall be entitled (following discovery of the Excess Securities and subsequent designation of the Permitted Transferee in accordance with paragraph
         (d)(v) hereof to receive from the Trustee upon the sale or other disposition of such Excess Securities the lesser of (A) in the case of
         (1) a purported transfer in which the Purported Record Transferee (or Purported Beneficial Transferee, if applicable) gave value for Securities and which transfer resulted in the transfer of Excess Securities to the Beneficial Trust, the price per share, if any, such Purported Record Transferee (or Purported Beneficial Transferee, if applicable) paid for the Securities, or (2) a transfer in which the Purported Record Transferee (or Purported Beneficial Transferee, if applicable) did not give value for such Securities (e.g., if the Securities were received through a gift or devise) and which transfer resulted in the transfer of Excess Securities to the Beneficial Trust, the price per share equal to the Market Price on the date of such transfer, and (B) the price per share received by the Trustee of the Beneficial Trust from the sale or other disposition of such Excess Securities in accordance with paragraph (d)(v) or (vii) hereof. Any amounts received by the Trustee in respect of such Excess Securities and in excess of such amounts to be paid the Purported Record Transferee pursuant to paragraph (d)(vi) hereof shall be distributed to the Charitable Beneficiary in accordance with the provisions of paragraph (d)(v) hereof.

         Each Charitable Beneficiary and Purported Record Transferee (and Purported Beneficial Transferee, if different) waives any and all claims that each may have against the Trustee and the Beneficial Trust arising out of the disposition of the Excess Securities, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this paragraph (d) hereof by such Trustee or the Trust

                 (vii) Excess Securities shall be deemed to have been offered for sale to the Trust, or its designee, at a price per share equal to the lesser of (A) the price per share in the transaction that created such Excess Securities (or, in the case of devise or gift, the Market Price at the time of such devise or gift) and (B) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer for a period of 90 days after the later of (y) the date of the transfer which resulted in such Excess Securities and (z) the date the Trust determines in good faith that a transfer resulting in Excess Securities has occurred, if the Trust does not receive a notice of such transfer pursuant to paragraph (d)(v) hereof.

         (e) Any sale, transfer, gift, assignment, devise or other disposition of Shares or of any interest in Shares, including a "transfer" resulting from a change in the capital structure of the Trust or the grant of an option to acquire Shares or any interest therein (collectively, a "transfer") that, if effective, would result in (i) a violation of the Ownership Limit shall be void ab initio as to the Shares that would cause such violation, (ii) the Shares of the Trust being owned by less than 100 persons (determined without reference to any rules of attribution) shall be void ab initio as to the Shares which would otherwise be beneficially owned by the transferee, (iii) the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio as to the transfer of the Shares that would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code, (iv) the Trust owning, directly or indirectly, 10% or more of the ownership interest in any tenant or subtenant of the Trust's real property within the meaning of Section 856(d)(2)(B) of the Code and the Treasury Regulations thereunder, shall be void ab initio, or (v) the disqualification of the Trust as a REIT shall be void ab initio as to the transfer of the Shares that would cause the Trust to be disqualified as a REIT, and, in the case of each of clauses (i), (ii), (iii), (iv) and (v) of this paragraph (e), the intended transferee shall acquire no rights in such Shares except as set forth in paragraph (d) above.

         (f)     For purposes of this Article Nineteen:

                 (i) The term "Charitable Beneficiary" means, with respect to any Beneficial Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Trustee as the beneficiary or beneficiaries of such Beneficial Trust, in accordance with the provisions of paragraph (d)(i) hereof.

                 (ii) The term "Convertible Securities" means any securities of the Trust that are convertible into Shares.

                 (iii) The term "individual" means any natural person as well as those organizations treated as natural persons under Section 542(a) of the Code.

                 (iv) The term "Initial Public Offering" means the sale of shares pursuant to the Trust's first effective registration statement for such shares filed under the Securities Act of 1933, as amended.

                 (v) The term "Market Price" means the average of the last reported sales price of Common Shares reported on the New York Stock Exchange on the five trading days immediately preceding the relevant date, or if the Common Shares are not then traded on the New York Stock Exchange, the last reported sales price of the Common Shares on the five trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Shares may be traded, or if the Common Shares are not then traded over any exchange or quotation system, then the market price of the Common Shares on the relevant date as determined in good faith by the Board of Trust Managers.

                 (vi) The term "ownership" (including "own" or "owns") of Shares means beneficial ownership. Beneficial ownership for this purpose shall be defined to include actual ownership by a Person, as well as constructive ownership by such Person after application of principles in accordance with or by reference to Sections 318, 544 or 856 of the Code or Section 13(d) of the Exchange Act.

                 (vii) The term "Permitted Transferee" means any Person designated as a Permitted Transferee in accordance with the provisions of paragraph (d)(v) of this Article Nineteen.

                 (viii) The term "Person" includes an individual, corporation, partnership, association, joint stock company, limited liability company, trust, unincorporated association or other entity and also includes a "group," as that term is defined in Section 13(d)(3) of the Exchange Act.

                 (ix) The term "Purported Beneficial Transferee" means, with respect to any purported transfer that results in Excess Securities, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Securities of the Trust if such transfer had been valid under paragraph (a) or (e) of this Article Nineteen.

                 (x) The term "Purported Record Transferee" shall mean, with respect to any purported transfer which results in Excess Securities, the Person who would have been the record holder of the Securities of the Trust if such transfer had been valid under paragraph (a) or (e) of this Article Nineteen.

                 (xi) The term "REIT" means a "real estate investment trust," as defined in Section 856 of the Code and applicable Treasury Regulations.

                 (xii) The term "Restriction Termination Date" means the first day after the date of the Initial Public Offering on which the Board of Trust Managers and the shareholders determine that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT.

                 (xiii) The term "Securities" means Shares and Convertible Securities.

         (g) If any of the restrictions on transfer set forth in this Article Nineteen are determined to be void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Securities may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring the Excess Securities and to hold the Excess Securities on behalf of the Trust.

         (h) The Percentage Limit set forth in paragraph (a) hereof shall not apply to Securities which the Trust Managers in their sole discretion may exempt from the Percentage Limit while owned by a Person who has provided the Trust with evidence and assurances acceptable to the Trust Managers, in their sole discretion, that the qualification of the Trust as a REIT would not be jeopardized thereby. The Trust Managers, in their sole discretion, may at any time revoke any exception pursuant to this paragraph (h) in the case of any Person, and upon such revocation, the provisions of paragraph (a) hereof shall immediately become applicable to such Person and all Securities which such Person may own. A decision to exempt or refuse to exempt from the Percentage Limit the ownership of certain designated Securities, or to revoke an exemption previously granted, shall be made by the Trust Managers in their sole discretion, based on any reason whatsoever, including, but not limited to, the preservation of the Trust's qualification as a REIT.

         (i)     Subject to the provisions of the first sentence of paragraph
(b) hereof, nothing herein contained shall limit the ability of the Trust to impose or to seek judicial or other imposition of additional restrictions if deemed necessary or advisable to protect the Trust and the interests of its security holders by preserving the Trust's status as a qualified REIT under the Code.

         (j) All Persons who own 5% or more of the Trust's outstanding Shares (or such lower percentage as required pursuant to Treasury Regulations) during any taxable year of the Trust shall file with the Trust an affidavit setting forth the number of Shares during such taxable year (i) owned directly (held of record by such Person or by a nominee or nominees of such Person) and
(ii) constructively owned (within the meaning of Section 544 of the Code or considered beneficially owned for purposes of Section 13(d) of the Exchange
Act) by the Person filing the affidavit. The affidavit to be filed with the Trust shall set forth all the information required to be reported (i) in returns of shareholders under Section 1.857-9 of the Treasury Regulations or similar provisions of any successor Treasury Regulations and (ii) in reports to be filed under Section 13(d) of the Exchange Act. The affidavit or an amendment to a previously filed affidavit shall be filed with the Trust annually within 60 days after the close of the Trust's taxable year. A Person shall have satisfied the requirements of this paragraph (j) if the person furnishes to the Trust the information in such person's possession after such person has made a good faith effort to determine the Shares it owns and to acquire the information required by Treasury Regulations Section 1.857-9 or similar provisions of any successor regulation.


                                 ARTICLE TWENTY

         The Board of Trust Managers shall use its best efforts to cause the Trust and its shareholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs. In furtherance of the foregoing, the Board of Trust Managers shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion), to preserve the status of the Trust as a REIT.


                               ARTICLE TWENTY-ONE

         This Declaration of Trust may be amended from time to time by the affirmative vote of the holders of at least two-thirds of the outstanding voting Shares, except that (i) Article Eleven hereof (relating to the prohibition against engaging in non-real estate investment trust businesses);
(ii) Article Thirteen hereof (relating to the approval of Business Combinations); (iii) Article Eighteen hereof (relating to the number and removal of Trust Managers); (iv) Article Nineteen hereof (relating to Share ownership requirements); and (v) this Article Twenty-One may not be amended or repealed, and provisions inconsistent therewith and herewith may not be adopted, except by the affirmative vote of the holders of at least 80% of the outstanding voting Shares.


                               ARTICLE TWENTY-TWO

         Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Declaration of Trust, may be called by the Trust Managers, any officer of the Trust or the holders of at least 5% of all of the shares entitled to vote at such meeting.


                              ARTICLE TWENTY-THREE

         If any provision of this Declaration of Trust or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Declaration of Trust, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Declaration of Trust are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Article Twenty-Three.

         IN WITNESS WHEREOF, the undersigned Trust Managers do hereby execute this First Amended and Restated Declaration of Trust as of the ___ day of _____, 1998.




                                      -----------------------------------------
                                      BERT WOLLEN


                                      -----------------------------------------
                                      JACK I. TOMPKINS


                                      -----------------------------------------
                                      DAVID L. JOHNSTON

STATE OF TEXAS            Section
                          Section
COUNTY OF DALLAS          Section

         BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared David L. Johnston, in his capacity as Trust Manager of Automotive Realty Trust of America, and acknowledged to me, Notary, in the presence of _______________________ and __________________________, that he executed the foregoing instrument in the presence of the witnesses on behalf of the said Automotive Realty Trust of America, as his own free and voluntary act and deed, for the uses, purposes and considerations therein expressed.

         IN WITNESS WHEREOF, said Appearer has executed these presents together with me, Notary, and the undersigned competent witnesses, at my office in the County and State aforesaid, on the ____ day of _____, 1998.




                                       ----------------------------------------
                                       My commission expires:


STATE OF TEXAS            Section
                          Section
COUNTY OF DALLAS          Section

         BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared Jack I. Tompkins, in his capacity as Trust Manager of Automotive Realty Trust of America, and acknowledged to me, Notary, in the presence of _______________________ and __________________________, that he executed the foregoing instrument in the presence of the witnesses on behalf of the said Automotive Realty Trust of America, as his own free and voluntary act and deed, for the uses, purposes and considerations therein expressed.

         IN WITNESS WHEREOF, said Appearer has executed these presents together with me, Notary, and the undersigned competent witnesses, at my office in the County and State aforesaid, on the ___ day of _____, 1998.




                                        ---------------------------------------
                                        My commission expires:

STATE OF TEXAS            Section
                          Section
COUNTY OF DALLAS          Section

         BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, personally came and appeared Bert Wollen, in his capacity as Trust Manager of Automotive Realty Trust of America, and acknowledged to me, Notary, in the presence of _______________________ and __________________________, that he executed the foregoing instrument in the presence of the witnesses on behalf of the said Automotive Realty Trust of America, as his own free and voluntary act and deed, for the uses, purposes and considerations therein expressed.

         IN WITNESS WHEREOF, said Appearer has executed these presents together with me, Notary, and the undersigned competent witnesses, at my office in the County and State aforesaid, on the ___ day of _____, 1998.



                                       ----------------------------------------
                                       My commission expires: